SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2011

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 7, 2011, FMC Corporation issued a press release announcing the financial results for the three and twelve months ended December 31, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As noted in this press release, starting with our outlook for 2011, we will exclude from earnings before restructuring and other income and charges the impacts of the amortization of gains and losses on our accumulated benefit obligations and return on assets of our defined benefit pension plans and other post-employment benefits. We are making this change as we believe that removing the impact of the amortizations from this measure provides a better understanding of the underlying profitability of our businesses and provides better period-over-period comparability. Attached as Exhibit 99.2 is a schedule presenting our restructuring and other income and charges for the last four quarters of 2010, full year 2010 and full year 2009 adjusted for these items.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release
99.2	Adjusted Earnings Recasted for Pensions Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/S/ W. KIM FOSTER
W. Kim Foster Executive Vice President and Chief Financial Officer

Date: February 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release

99.2	Adjusted Earnings Recasted for Pensions Schedule